Exhibit 31.4

Woodward, Inc.

Rule 13a-14(a)/15d-14(a) certifications

CERTIFICATION

I, Robert F. Weber, Jr., certify that:

1.	I have reviewed this Amendment to the Annual Report on Form 10-K/A for the period ended September 30, 2013, of Woodward, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 12, 2014	/s/ Robert F. Weber, Jr.
Robert F. Weber, Jr.
Vice Chairman, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Rule 13a-14(a)/15d-14(a), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Rule 13a-14(a)/15d-14(a), has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.